Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes- Oxley Act of 2002

John A. Riley, III, Chairman of the Board, President and Chief Executive Officer of Cullman Bancorp, Inc., a Maryland corporation (the “Company”) and Katrina I. Stephens, Senior Vice President and Chief Financial Officer of the Company, each certify in his or her capacity as an officer of the Company that he or she has reviewed the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Report”) and that to the best of his or her knowledge:

1.
the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CULLMAN BANCORP, INC.

Dated:	November 12, 2021	By:	/s/ John A. Riley, III
John A. Riley, III
Chairman of the Board, President and Chief Executive Officer

Dated:	November 12, 2021		/s/ Katrina I. Stephens
Katrina I. Stephens
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.